Exhibit 99.1

SUPPLEMENTAL INDENTURE

          THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of the 25th day of January, 2005, between Quanex Corporation, a Delaware corporation (the "Company"), and Union Bank of California, N.A., as trustee (the "Trustee").

          WHEREAS, the Company and the Trustee heretofore executed and delivered an indenture dated as of May 5, 2004 (the "Indenture");

          WHEREAS, pursuant to the Indenture, the Company issued and the Trustee authenticated and delivered the Company's 2.50% Convertible Senior Debentures due May 15, 2034 (the "Securities"); and

          WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder to cure any ambiguity, omission, defect or inconsistency or to make any other change that does not adversely affect the rights of any Securityholder; and

          WHEREAS, the Company wishes to clarify the provisions of Section 6.13 of the Indenture regarding the Company's option to settle the Conversion Obligation in Common Stock, cash or a combination of cash and Common Stock; and

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

          NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

I. DEFINITIONS

          For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

          (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

II. AMENDMENT

          Section 6.13(a) of the Indenture shall be amended to add the words "or before" after the word "On" and before the phrase "the first date the Securities become convertible" so that Section 6.13(a) reads in its entirety as follows:

          "On or before the first date the Securities become convertible under the circumstances described in Section 6.1, the Company shall make an election at its sole and absolute discretion (the "Principal Conversion Settlement Election") and shall publicly announce such information by press release no later than the end of the first Business Day thereafter and notify the Holders in writing through the Trustee whether a Holder who converts a Security shall be entitled to receive, in respect of the principal amount of such Security upon surrender thereof, all Common Stock (other than with respect to fractional shares), all cash or a combination of cash and Common Stock. If the Company elects to settle the Conversion Obligation relating to the principal amount of such Security in a combination of cash and Common Stock, the Company shall specify the percentage of the principal amount to be satisfied in cash. This notification is irrevocable and legally binding with regard to any conversion of the Securities under the circumstances described in Section 6.1."

III. MISCELLANEOUS

          (a) Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes.

          (b) Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect. For greater certainty, the parties confirm that the amendments to the Indenture effected by this Supplemental Indenture are not intended by the parties to (i) discharge, rescind, cancel or extinguish all or any part of the indebtedness represented by the Securities; or (ii) effect a novation, reissuance or disposition of the indebtedness represented by the Securities or to create new indebtedness in respect of the indebtedness represented by the Securities.

          (c) Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

          (d) Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

          (e) Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

          (f) Separability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (g) Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          (h) Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

          (i) Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

          (j) Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

          (k) Governing Law This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York

          (l) Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date and year first above written.

QUANEX CORPORATION, as Issuer
By__________________________________ Name: Terry M. Murphy Title: Vice President of Finance and Chief Financial Officer UNION BANK OF CALIFORNIA, N.A., as Trustee
By__________________________________ Name:__________________________________ Title:__________________________________